Consent of Independent Registered Public Accounting Firm

Cascade Bancorp
Bend, Oregon
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-173021) and Form S-8 (No. 333-151065 and 333-174835) of Cascade Bancorp of our reports dated March 31, 2014, relating to the consolidated financial statements, and the effectiveness of Cascade Bancorp's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington
March 31, 2014